Press Release

April 26, 2018	FOR IMMEDIATE RELEASE
CTS Announces First Quarter 2018 Results
Strong sales and earnings growth
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced first quarter 2018 results.

•
Sales were $113.5 million, up 13.4% year-over-year. Sales to automotive customers increased 11.9%, and sales of electronic components increased 16.2%. The Noliac acquisition, completed in May 2017, added $2.6 million of sales in the first quarter of 2018.

•	Net earnings were $11.5 million or $0.34 per diluted share compared to $8.5 million or $0.25 per diluted share in the first quarter of 2017.

•	Adjusted EPS was $0.34 per diluted share, up 31% from $0.26 in the first quarter of 2017.

•	Total Booked Business was $1.762 billion at the end of the first quarter of 2018, an increase of $25 million from the fourth quarter of 2017.
“We had a good start to 2018, delivering strong sales and earnings growth, and increasing total booked business,” said Kieran O’Sullivan, CEO of CTS Corporation. “We are pleased that our revenue growth strategies are starting to gain traction, and we see continued opportunities to improve operational results.”
2018 Guidance
Management reaffirms its prior guidance. Full year 2018 sales are expected to be in the range of $435 to $455 million. Adjusted earnings per diluted share for 2018 are expected to be in the range of $1.32 to $1.44.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the first quarter financial results. The dial-in number is 866-564-7440 (719-325-2120, if calling from outside the U.S.). The passcode is 970409. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Thursday, May 10, 2018. The telephone number for the replay is 866-375-1919 (719-457-0820, if calling from outside the U.S.). The replay passcode is 8486171. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

www.ctscorp.com

About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace/defense, industrial, medical, telecommunications/IT, and transportation markets.
For more information, visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
4925 Indiana Avenue
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2018	2017
Net sales	$113,530	$100,154
Cost of goods sold	75,097	65,930
Gross Margin	38,433	34,224
Selling, general and administrative expenses	17,372	15,248
Research and development expenses	6,507	6,003
Restructuring charges	1,195	777
Operating earnings	13,359	12,196
Other income (expense):
Interest expense	(541)	(684)
Interest income	482	253
Other income, net	2,004	460
Total other income	1,945	29
Earnings before income taxes	15,304	12,225
Income tax expense	3,756	3,741
Net earnings	$11,548	$8,484
Earnings per share:
Basic	$0.35	$0.26
Diluted	$0.34	$0.25

Basic weighted – average common shares outstanding:	32,975	32,802
Effect of dilutive securities	540	560
Diluted weighted – average common shares outstanding	33,515	33,362

Cash dividends declared per share	$0.04	$0.04

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	March 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$121,383	$113,572
Accounts receivable, net	69,948	70,584
Inventories, net	37,941	36,596
Other current assets	13,266	12,857
Total current assets	242,538	233,609
Property, plant and equipment, net	90,685	88,247
Other Assets
Prepaid pension asset	58,494	57,050
Goodwill	71,057	71,057
Other intangible assets, net	65,246	66,943
Deferred income taxes	18,428	20,694
Other	2,244	2,096
Total other assets	215,469	217,840
Total Assets	$548,692	$539,696
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$51,937	$49,201
Accrued payroll and benefits	8,497	11,867
Accrued liabilities	42,027	41,344
Total current liabilities	102,461	102,412
Long-term debt	74,000	76,300
Long-term pension obligations	7,148	7,201
Deferred income taxes	3,398	3,802
Other long-term obligations	5,953	6,176
Total Liabilities	192,960	195,891
Commitments and Contingencies
Shareholders’ Equity
Common stock	305,722	304,777
Additional contributed capital	39,681	41,084
Retained earnings	430,388	420,160
Accumulated other comprehensive loss	(76,803)	(78,960)
Total shareholders’ equity before treasury stock	698,988	687,061
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	355,732	343,805
Total Liabilities and Shareholders’ Equity	$548,692	$539,696

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
	March 31, 2018	March 31, 2017
GAAP diluted earnings per share	$0.34	$0.25

Tax affected adjustments to reported diluted earnings per share:
Restructuring charges	0.03	0.02
Foreign currency gains	(0.04)	(0.01)
Non-recurring costs of tax improvement initiatives	0.01	—
Adjusted diluted earnings per share	$0.34	$0.26

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended
	March 31, 2018	March 31, 2017
Depreciation and amortization expense	$5,483	$4,708
Stock-based compensation expense	$923	$880

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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